United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2011 (July 12, 2011)
NB MANUFACTURING, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

3510 West Glendale Suite D Phoenix AZ 85051
 (Address of principal executive offices) (Zip Code)

602-246-9156
 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant

On July 12, 2011, Larry Eiteljorg, Azul Dia, Inc., Beaux Beaux Partnership and Rocky Global Enterprises, Ltd. acquired 1,007,300 of the 1,400,028 total outstanding shares of NB Manufacturing, Inc. (the "Registrant"), from Jack D. Kelley and Associates Inc. (controlled by Jack D. Kelley), Lazzeri Family Trust (controlled by Robert Lazzeri), Robert Lazzeri and Mathis Family Partners Ltd. (controlled by Earnest Mathis, Jr. and Valere Mathis), in exchange for a cash payment of $300,000 in the aggregate, out of personal funds of the purchasers. Azul Dia owned 100% by Fabia Daniele, signed by Bobby D. Perry as Secretary, Beaux Beaux Partnership, owned 99.9% by the IRA of Tracy McKittrick, signed by Bobby D. Perry as President of the General Partner, Rocky Global Enterprise, Ltd, Signed by Bobby D. Perry as President.

After this transaction, Mr. Eiteljorg owns 25% of the Registrant's total outstanding shares, Azul Dia, Inc. owns 25 % of the Registrant's total outstanding shares, Beaux Beaux Partnership owns 25% of the Registrant's total outstanding shares, Rocky Global Enterprises, Ltd. owns 25% of the Registrant's total outstanding shares, and the transaction resulted in a change in control of the Company.

To the knowledge of the Registrant, the new control group intends to seek the appointment of Mr. Eiteljorg to the Registrant's Board of Directors and his appointment as an officer of the Registrant.

For future possible changes in control of which the Registrant is aware, see Item 8.01 below.

Item 8.01.  Other Events.

On July 11, 2011, the Registrant entered into a Letter of Intent with XHIBIT, LLC. acting through  XHIBIT Corp. (now XHIBIT Management Corp.), which is its Manager. XHIBIT, LLC intends to acquire the following operating companies, each of which is now privately owned by parties not related to the persons named in this Report and which will become subsidiaries of the registrant when acquired: Stacked Digital, LLC, Spy Fire, LLC, and Hrizzo, LLC, all of which operate internet marketing and social networking businesses.  There are no formal agreements in place yet for XHIBIT, LLC's acquisition of these companies, and, XHIBIT, LLC has and will have no operations unless and until one of more of those companies are acquired.  Under the Letter of Intent, the Registrant and XHIBIT propose to engage in a reverse triangular merger resulting in XHIBIT becoming a wholly-owned subsidiary of the Registrant, and the members of XHIBIT, LLC becoming the majority owners of the Registrant, holding approximately 80% of the total outstanding shares.  The proposed merger is subject to further negotiations between the parties as well as final documentation, and there is no assurance that it will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 18, 2011

NB Manufacturing, Inc. a Nevada corporation

By:	/s/ Derold L. Kelley
Derold L. Kelley, CEO